EXHIBIT 77 (C)

                 Matters Submitted to a Vote of Security Holders

 Voting Results of the Matters Submitted to a Vote of the Pax World Growth Fund
            Shareholders at the Pax World Growth Fund Annual Meeting
                       of Shareholders held June 10, 2004.

              Quorum Needed: 50%; Outstanding Shares Voted: 55.245%

1. BOARD OF DIRECTORS: To elect nine members to the Board of Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

---------------------------- ------------------------- -------------------------- -------------------------
     DIRECTOR/TRUSTEE                 % FOR                   % WITHHELD                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
Carl H. Doerge, Jr.                   97.005                     2.995                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Thomas W. Grant                       87.595                    12.405                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
James M. Large, Jr.                   97.065                     2.935                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Louis F. Laucirica                    97.469                     2.531                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Joy L. Liechty                        97.770                     2.230                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Laurence A. Shadek                    86.801                    13.199                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Sanford C. Sherman                    97.710                     2.290                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Nancy S. Taylor                       97.895                     2.105                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Esther J. Walls                       97.641                     2.359                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Accountants were as follows:

---------------------------- ------------------------- -------------------------- -------------------------
           % FOR                    % AGAINST                  % ABSTAIN                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
          96.548                      0.852                      2.600                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

3. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof:

---------------------------- ------------------------- ------------------------- --------------------------
           % FOR                    % AGAINST                 % ABSTAIN                   PASSED
---------------------------- ------------------------- ------------------------- --------------------------
          82.434                      11.261                    6.305                       Yes
---------------------------- ------------------------- ------------------------- --------------------------